Exhibit 99.12
(Text of graph posted to Ashland Inc.'s website concerning
Ashland Consumer Markets lubricant sales gallons)

3 Month Rolling Average (in millions)

	2009	2010	2011	2012	2013
January	10.6	12.9	13.3	12.6	12.1
February	11.2	13.3	13.1	12.8
March	12.6	14.6	14.9	13.6
April	13.7	15.3	15.7	14.0
May	14.3	15.9	15.9	14.1
June	15.2	15.4	14.8	13.6
July	15.4	15.2	14.3	13.3
August	15.7	15.2	14.7	13.4
September	14.1	14.7	13.8	13.5
October	14.0	14.6	13.3	13.6
November	13.2	13.8	12.6	13.0
December	13.4	13.5	12.2	12.4